NEWS RELEASE
For More Information:
Frank B. O’Neil, IRC
Sr. Vice President, Corporate Communications & Investor Relations
800-282-6242 • 205-877-4461 • FrankONeil@ProAssurance.com

ProAssurance Announces Leadership Changes
BIRMINGHAM, AL – (BUSINESSWIRE) – February 21, 2019 – ProAssurance Corporation (NYSE:PRA) today announced that Howard H. Friedman will retire from his role as President of Healthcare Professional Liability. He will maintain his employment with the Company, overseeing the continued development of the actuarial function, an area that is taking on increased importance given current market conditions.
As a result of Mr. Friedman’s decision, Michael L. Boguski, the current President of Eastern Alliance Insurance Group (Eastern), ProAssurance’s workers’ compensation subsidiary, is being promoted to President of ProAssurance’s Specialty P&C operations, which comprises all of ProAssurance’s professional and product liability operations.
Kevin M. Shook, the current Executive Vice President of Eastern and formerly its Chief Financial Officer, is being promoted to become Eastern’s new President. These changes will be effective on May 13, 2019, and each executive will report directly to Ned Rand, ProAssurance’s President and Chief Operating Officer.
Mr. Rand, said, “Mike is an experienced insurance professional with a proven track record in leading an organization that creates value, delivers service excellence and maximizes operational performance. I am confident our professional and product liability operations will rise to even higher levels of success under his leadership. Kevin has been a valuable partner and trusted advisor to Mike for the past 18 years and is the ideal person to succeed him. Kevin understands the customer-centric culture at Eastern and has been instrumental in developing Eastern’s industry-leading segregated portfolio cell operations, which have become a differentiating factor for ProAssurance.”
Mr. Friedman commented on his changing role in the organization, saying, “I have been in the insurance business for almost forty years, nearly all of it in healthcare professional liability. While my work has been immensely rewarding, I also want the opportunity to enjoy other aspects of life. I have been reflecting on this and with the blessing of Ned and Stan Starnes, our Chief Executive Officer, I decided to step away from my leadership role in healthcare and concentrate on the actuarial function at ProAssurance while allowing me to spend more time with my family and pursue personal activities outside of work.”
“Throughout ProAssurance’s history, we have been an innovative leader in our markets, and have achieved long-term success across the insurance cycles because of the effective strategies developed by an exceptional management team. We expect the changes we are announcing today will ensure that track record of success continues into the future. We are especially indebted to Howard for his dedicated service to the organization and are delighted that he will remain with ProAssurance in a vital role. We are a better company because of him,” said Stan Starnes, the Chairman and Chief Executive Officer of ProAssurance.
About ProAssurance
ProAssurance Corporation is an industry-leading specialty insurer with extensive expertise in healthcare professional liability, products liability for medical technology and life sciences, legal professional liability, and workers’ compensation insurance. The company is recognized as one of the top performing insurance companies in America by virtue of our inclusion in the Ward’s 50 for the past twelve years. ProAssurance Group is rated “A+” (Superior) by A.M. Best; ProAssurance and its operating subsidiaries are rated “A” (Strong) by Fitch Ratings. For the latest on ProAssurance and its industry leading suite of products and services, cutting edge risk management and practice enhancement programs, follow @ProAssurance on Twitter or LinkedIn. ProAssurance’s YouTube channel regularly presents thought provoking, insightful videos that communicate effective practice management, patient safety and risk management strategies.

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NEWS RELEASE
For More Information:
Frank B. O’Neil, IRC
Sr. Vice President, Corporate Communications & Investor Relations
800-282-6242 • 205-877-4461 • FrankONeil@ProAssurance.com

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